UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: December 1, 2015

(Date of earliest event reported)

ADS Waste Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-191109	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32801
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 1, 2015, the board of directors (the “Board”) of ADS Waste Holdings, Inc. (the “Company”) adopted and approved certain amendments to the Code of Business Conduct (the “Code”).  Among other things, the amendments included new sections on insider trading, corporate opportunities, and employee privacy and protection of personal information.

The Code addresses standards and conduct with respect to, among other things: (i) honest, lawful, and ethical conduct; (ii) conflicts of interest; (iii) corporate opportunities; (iv) compliance with laws, rules and regulations; (v) insider trading; (vi) disclosure, financial reporting and accounting; (vii) confidentiality; (viii) waivers of the Code; (ix) compliance procedures; (x) employee privacy and protection of personal information; and (xi) enforcement.  As amended, the Code applies to all directors, officers and employees of the Company, as well as to directors, officers and employees of each subsidiary of the Company.  Waivers of the Code with respect to directors and executive officers of the Company may only be made by the Board.

The foregoing summary is qualified in its entirety by reference to the Code, a copy of which is attached hereto as Exhibit 14.1 and is incorporated by reference herein. A copy of the Code is also posted on the “Corporate Governance” link on the “Investor Relations” section of the Company’s website (www.advanceddisposal.com). The Company intends to disclose amendments to, or waivers of a provision of, the Code by posting the same to its website.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

14.1	Code of Business Conduct, as amended

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS WASTE HOLDINGS, INC.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: December 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Business Conduct, as amended